Exhibit 10.32

AMENDMENT No. 3

TO

CNF TRANSPORTATION INC.

DEFERRED COMPENSATION PLAN FOR EXECUTIVES

1998 RESTATEMENT

(INCORPORATING AMENDMENTS 1 AND 2 THERETO)

WHEREAS, CNF Transportation Inc. (the “Company”) has previously adopted the Deferred Compensation Plan for Executives, as amended and restated (the “Plan”);

WHEREAS, pursuant to Section 11.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend or modify the Plan in whole or in part;

WHEREAS, the Board has delegated to the Compensation Committee such authority to amend or modify the Plan; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to amend the Plan to provide its participants with an opportunity to allocate all or a portion of their existing Plan account balance to a phantom stock account;

NOW, THEREFORE, the Plan is hereby amended as follows, effective (a) with respect to those Participants (as defined in the Plan) who are currently subject to the Company’s stock ownership guidelines, as of January 1, 2001 and (b) with respect to all other Participants, as of January 1, 2002 :

1.    The first sentence of Section 1.1 of the Plan is amended in its entirety as follows:

“Account Balance” means the sum of (i) amounts credited to a Participant’s Cash Account, plus (ii) Phantom Stock Units credited to a Participant’s Phantom Stock Account, reduced by (iii) all distributions made pursuant to the terms and conditions of this Plan. Amounts credited to a Participant’s Cash Account shall derive from Annual Deferral Amounts, the Participant’s deferred ROE Awards and deferred Value Management Awards, in the latter two cases to be credited as of the date immediately following the end of the applicable award cycle.

2.    Article 1 of the Plan is amended by inserting a new Section 1.8 as follows, and renumbering the remainder of such Article 1 accordingly:

1.8	“Cash Account” shall mean that portion of a Participant’s Account Balance that is not credited to such Participant’s Phantom Stock Account.

3.    Article 1 of the Plan (as amended by paragraph 2 above) is amended by inserting a new Section 1.14 as follows, and renumbering the remainder of Article 1 accordingly:

1.14	“Common Stock” means the common stock, par value $0.625 per share, of the Company.

4.    Article 1 of the Plan (as amended by paragraphs 2 and 3 above) is amended by inserting a new Section 1.17 as follows, and renumbering the remainder of Article 1 accordingly:

1.17	“Dividend Equivalent” means an amount representing the dividend paid on that number of shares of Common Stock equal to the number of Phantom Stock Units credited to a Participant’s Phantom Stock Account as of the record date for such dividend.

5.    Article 1 of the Plan (as amended by paragraphs 2-4 above) is amended by inserting a new Section 1.20 as follows, and renumbering the remainder of such Article 1 accordingly:

1.20	“Fair Market Value” of a share of Common Stock as of a particular date shall mean the closing price per share of Common Stock on the New York Stock Exchange on the last trading day immediately preceding such date; provided, however, that, with respect calculations made pursuant to Section 3.6(b), relating to the crediting of an Investment Change (as defined in Section 3.3(b), the Fair Market Value of a share of Common Stock shall mean the closing price per share of Common Stock on the New York Stock Exchange on February 1 of the relevant year (or, if February 1 falls on a non-trading day, the immediately preceding trading day).

6.    Article 1 of the Plan (as amended by paragraphs 2-5 above) is amended by inserting a new Section 1.23 as follows, and renumbering the remainder of such Article 1 accordingly:

1.23	“Phantom Stock Account” shall mean that portion of a Participant’s Account Balance which is credited with Phantom Stock Units as set forth in Section 3.6(b).

7.    Article 1 of the Plan (as amended by paragraphs 2-6 above) is amended by inserting a new Section 1.24 as follows, and renumbering the remainder of such Article 1 accordingly:

1.24	“Phantom Stock Unit” shall mean a unit which shall at all times be equal in value to one whole share of Common Stock.

8.    Section 3.3 of the Plan is amended by inserting prior to the first sentence thereof the phrase “(a) Annual Deferrals”, and by inserting a new Section 3.3(b), as set forth below:

(b)	Annual Election of Phantom Stock Units. During January of each Plan Year, each Participant shall have the opportunity to elect (an “Investment Change”) to transfer all or a portion of such Participant’s Cash Account to such Participant’s Phantom Stock Account; provided, however, that an Investment Change may not be elected with respect to any portion of a Participant’s Cash Account that has been designated for a Pre-Retirement Distribution, as defined in Section 4.1 (the “Excluded

Portion”). The amount to be subject to an Investment Change may be determined as a dollar amount or a percentage of the Participant’s Cash Account (excluding the Excluded Portion); provided, however, that no less than five thousand dollars ($5,000) may be made subject to an Investment Change. The amount subject to an Investment Change shall be transferred, first, from such Participant’s earliest deferral under the Plan, and thereafter from subsequent deferrals under the Plan in the order in which they were elected until the entire amount subject to the Investment Change shall have been transferred. Each Investment Change made pursuant to this Section 3.3(b) shall be irrevocable. An Investment Change shall be effective as of February 1 of the Plan Year in which the election is made. The number of Phantom Stock Units to be credited to a Participant’s Phantom Stock Account pursuant to an Investment Change shall be determined in accordance with Section 3.6(b).

9.    Section 3.6 of the Plan is amended in its entirety as follows:

3.6.	Returns and Crediting of Phantom Stock Units and Dividend Equivalents During Deferral Period. Prior to any distribution of benefits under Articles 4, 5, 6 or 7, returns in respect of a Participant’s Cash Account and Phantom Stock Units in respect of a Participants’ Phantom Stock Account shall be credited as follows:

(a)	Cash Account. With respect to the portion of an Annual Deferral Amount for a Plan Year which a Participant has elected to have credited to his or her Cash Account, returns shall be credited to such Participant’s Cash Account as though such Annual Deferral Amount was withheld on the Participant’s Plan Entry Date for that Plan Year. With respect to the portion of a deferred ROE Award or a deferred Value Management Award which a Participant has elected to have credited to his or her Cash Account, returns shall be credited to such Participant’s Cash Account as though the deferral amount was withheld on the day immediately following the last day of the applicable award cycle. The balance in each Participant’s Cash Account shall be compounded annually, using the Moody’s Seasoned Corporate Bond Rate, or such other rate as the Committee may determine in its sole discretion prior to the beginning of a Plan Year. For this purpose, (i) amounts that are transferred to a Participant’s Phantom Stock Account in a Plan Year pursuant to an Investment Change shall be credited with a return in respect of such Plan Year equal to one-twelfth (1/12) of the return for the full Plan Year and (ii) in the event of Retirement, death or a Termination of Employment prior to the end of a Plan Year, that Plan Year’s return will be calculated using a fraction of a full Plan Year’s return, based on the number of days the Participant was employed with the Employer during the Plan Year prior to the occurrence of such event.

(b)	Phantom Stock Account. A Participant’s Phantom Stock Account shall consist of that number of Phantom Stock Units credited with respect to (i) amounts transferred pursuant to an Investment Change in accordance with Section 3.3(b) and (ii) Dividend Equivalents credited in respect of Phantom Stock Units previously credited to the Participant’s Phantom Stock Account, in each case as set forth below:

(i)	The number of Phantom Stock Units to be credited to a Participant’s Phantom Stock Account pursuant to an Investment Change shall be determined by dividing (A) the dollar amount subject to the Investment Change by (B) the Fair Market Value per share of Common Stock as of February 1 of the Plan Year to which the Investment Change relates; and

(ii)	The number of Phantom Stock Units to be credited to a Participant’s Phantom Stock Account in respect of Dividend Equivalents shall be equal to (A) the per share dividend paid on a share of Common Stock, multiplied by (B) the number of Phantom Stock Units credited to the Participant’s Phantom Stock Account as of the record date for such dividend, divided by (C) the Fair Market Value per share of Common Stock as of the payment date for such dividend, such crediting to be made as of such payment date.

10.    Section 3.7 of the Plan is amended by (i) deleting the reference to “Account Balances” in the first sentence thereof and inserting in lieu thereof the phrase “A Participant’s Cash Account”, and (ii) deleting the term “Account Balance” in the second sentence thereof and inserting in lieu thereof the phrase “a Participant’s Cash Account”.

11.    Section 3.8 of the Plan is amended by (i) deleting the heading of such Section and replacing it with “Cash Account Returns and Installment Distributions,” (ii) deleting all references to “Account Balance” and inserting in lieu thereof the term “Cash Account”, and (iii) adding the following sentence at the end of paragraph (b) thereof:

The Committee shall have the authority to adjust the amount of any future installment payments to reflect any Investment Changes made since the most recent installment payment.

12.    The Plan is amended to (i) insert a new Section 3.9 as follows, and (ii) renumber Section 3.9 to Section 3.10:

3.9	Phantom Stock Account Distributions. Distributions from a Participant’s Phantom Stock Account shall be made only in the form of whole shares of Common Stock in a number equal to the number of Phantom Stock Units credited to such account. In the event there is a fraction of a Phantom

Stock Unit credited to such Participant’s Phantom Stock Account (or, in the event of installment payments, if there is a fraction of a Phantom Stock Unit to be paid in any such installment), such fractional Unit shall be paid in cash, based on the Fair Market Value of a share of Common Stock as of the date of payment. In the event that distribution from a Phantom Stock Account is to be made in installments, the number of shares of Common Stock to be delivered in a particular installment shall be determined by dividing the number of Phantom Stock Units credited to such Participant’s Phantom Stock Account immediately prior to distribution of such installment by the remaining number of distributions over the installment period. In the event that a Participant is receiving installment payments from such Participant’s Phantom Stock Account, Dividend Equivalents shall continue to accrue and be credited to such Participant’s Phantom Stock Account in accordance with Section 3.6(b)(ii) during the installment period in respect of the number of Phantom Stock Units remaining credited to such Phantom Stock Account.

13.    The third sentence of Section 5.2 of the Plan is amended by the words “Section 3.8 and inserting in lieu thereof the words “Sections 3.8 and 3.9”.

14.    The final sentence of Section 5.2 of the Plan is amended by deleting the phrase “if the Participant’s Account Balance is under $25,000” and inserting in lieu thereof the phrase “if the balance in a Participant’s Cash Account plus the Fair Market Value of the shares of Common Stock underlying the Phantom Stock Units credited to such Participant’s Phantom Stock Account is less than $25,000”.

15.    Section 7.2(b) of the Plan is amended to delete the phrase “If a Participant’s Termination Benefit is under $25,000” and insert in lieu thereof the phrase “If the balance in a Participant’s Cash Account plus the Fair Market Value of the shares of Common Stock underlying the Phantom Stock Units credited to such Participant’s Phantom Stock Account is less than $25,000”.

16.    Article 12 of the Plan is amended by inserting the following as new Sections 12.5 and 12.6:

12.5	Stock Subject to the Plan. Unless otherwise determined by the Board, shares of Common Stock utilized for purposes of distributions pursuant to Section 3.9 shall consist of shares held in the Company’s treasury.

12.6	Equitable Adjustment. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash or Common Stock or other property), or recapitalization, Common Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary to any or all of the number of Phantom Stock Units credited to Participants’ Phantom Stock Accounts and/or the number and kind of shares of stock to which such Phantom Stock Units relate or that may be thereafter be distributed in respect of amounts credited to a Participant’s Phantom Stock Account.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed by its duly authorized officer on the 29th day of January, 2001, to be effective (a) with respect to those Participants who are currently subject to the Company’s stock ownership guidelines, as of January 1, 2001 and (b) with respect to all other Participants, as of January 1, 2002. Except as herein modified, the Plan shall remain in full force and effect.

CNF TRANSPORTATION INC.

By:
Name: Eberhard G.H. Schmoller Title: Senior Vice President, General Counsel and Secretary